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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                   FORM 8-K


                                CURRENT REPORT



                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



Date of Report (Date of Earliest Event Reported):  January 4, 1999
                                                 ---------------------



                         Career Education Corporation
              --------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


         Delaware                      0-23245                 39-3932190
----------------------------         ------------         -------------------
(State or Other Jurisdiction         (Commission            (IRS Employer
     of Incorporation)               File Number)         Identification No.)


    2800 West Higgins Road, Suite 790, Hoffman Estates, IL          60195
    ------------------------------------------------------       ----------
         (Address of Principal Executive Offices)                (Zip Code)


       Registrant's telephone number, including area code (847) 781-3600
                                                          --------------
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

(a) Pursuant to a Stock Purchase Agreement dated as of November 25, 1998 by and between Career Education Corporation (the "Purchaser") and Robert C. Marks and the Robert C. Marks Trust dated October 9, 1997 (collectively, the "Seller"), the Purchaser purchased from Seller all of the existing and outstanding shares of capital stock of the Harrington Institute of Interior Design, Inc., an Illinois corporation ("Harrington"). The purchase of the shares was consummated on January 4, 1999. The Stock Purchase Agreement provides for a purchase price for the shares of $2.9 million, subject to adjustment based upon the amount of Harrington's net current assets at closing. Based upon an estimated balance sheet for Harrington dated as of the closing delivered by Seller, a preliminary upward adjustment of the purchase price in the amount of $350,000 was made at the closing. Accordingly, at closing, $3,250,000 was paid to Seller, of which $775,000 was paid in the form of a promissory note. The cash portion of the purchase price was paid out of the Purchaser's cash on hand. Pursuant to the terms of the Purchase Agreement, further adjustment to the purchase price may be made upon completion of an audit of Seller's estimated balance sheet to be performed by Purchaser's independent accountants.

     The purchase price was the result of arm's length negotiations between the Purchaser and the Seller. There exists no material relationship between the Purchaser and the Seller, or between any affiliates of such entities.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


(a)  Financial Statements of Business Acquired.

     Audited financial statements of the Seller required pursuant to Regulation S-X cannot be provided at this time, but shall be filed as soon as practicable and in no event later than 60 days after the filing date of this Report on Form 8-K.

(b)  Pro Forma Financial Information.

     The pro forma financial information required pursuant to Article 11 of Regulation S-X cannot be provided at this time, but shall be filed as soon as practicable and in no event later than 60 days after the filing date of this Report on Form 8-K.

(c)  Exhibits.

     2.1 Stock Purchase Agreement dated as of November 25, 1998 by and between Career Education Corporation and Robert C. Marks and the Robert C. Marks Trust dated October 9, 1997 (the "Agreement"). The Purchaser agrees to furnish supplementally to the Commission, upon request, copies of any omitted exhibits or schedules to the Agreement.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CAREER EDUCATION CORPORATION



                                      By:  /s/ John M. Larson
                                         ---------------------------------------
                                           John M. Larson
                                           President and Chief Executive Officer



Dated:  January 19, 1999

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                                 Exhibit Index
                                 -------------


                                                           Sequential
                                                              Page
  Exhibit #                    Item                          Number
-----------   ----------------------------------------   --------------
    2.1        Stock Purchase Agreement dated as of            5
               November 25, 1998 by and between
               Career Education Corporation, a
               Delaware corporation, Robert C. Marks
               and the Robert C. Marks Trust dated
               October 9, 1997.

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